EXHIBIT 10.48

CONFORMED COPY

AMENDMENT NO. 6

TO THE WEBMD HEALTH CORP.

SUPPLEMENTAL BONUS PROGRAM TRUST AGREEMENT

THIS AMENDMENT is made to be effective as of March 10, 2016:

WHEREAS, WebMD Health Corp. (the “Company”) and Peter Anevski (the “Trustee”) are parties to the WebMD Health Corp. Supplemental Bonus Program Trust Agreement (as Amended and Restated Effective as of March 15, 2008 and further amended by Amendment Nos. 1, 2, 3, 4 and 5) (the “Trust Agreement”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company approved an extension of, and certain amendments to, the supplemental bonus program, as provided herein; and

NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

1.

Section 1.01(a)(iii) of the Trust is hereby amended by replacing “December 31, 2016” with “December 31, 2017”.

2.

Section 1.01(b) is amended by adding the following at the end thereof: “The Company has made Bonuses under the supplemental bonus program for the performance year ended December 31, 2015 (the “2015 Bonuses”). Accordingly, the term of the supplemental bonus program and the Trust is extended until full payment of such Bonuses has been made, subject to Section 1.01(a).”

3.

The definition of “Participant” in Section 2.01 is amended by adding the following at the end thereof: “, which Participants can be divided into one or more groups and designated as such on different Participant Lists, which shall be referred to as “Group A Participants” and “Group B Participants” and such additional groups as may be designated from time to time.”

The definition of “Participant List” in Section 2.01 is amended by adding the phrase “and which includes the applicable Participant Bonus Determination Date for Group A Participants and Group B Participants” after the phrase “amounts of their potential bonuses”.

4.

Section 3.02(a) is amended as follows:

The second sentence of Section 3.02(a) is amended by replacing it with the following sentence: “Immediately prior to and effective on the Participant Bonus Determination Date for Group B Participants, the Trustee shall reallocate the amounts then credited to the Forfeiture Account (whether such forfeitures resulted from a Termination of Employment of Group A Participants or Group B Participants) (the “First Allocable Amount”) to the Accounts of those Group B Participants who are remaining in the program on such date and who are not Executive Officers.”

The fourth sentence of Section 3.02(a) is amended by replacing it with the following sentence: “Immediately following the reallocation of the First Allocable Amount and effective on the Participant Bonus Determination Date for Group B Participants, the Trustee shall reallocate the amounts then credited to the Income Account (the “Second Allocable Amount”) to the Accounts of all Participants (including those in Group A and Group B) who are remaining in the program on such date.”

Section 3.02(a) is further amended by adding the following sentence at the end thereof:

“For the 2015 Bonuses, (i) in the event that there are any forfeitures held in the Forfeiture Account as of the Participant Bonus Determination Date for Group A Participants (due to a Termination of Employment of a Group A Participant after the Participant Bonus Determination Date for Group B Participants) and (ii) with respect to amounts in the Income Account following the Participant Bonus Determination Date for Group B Participants, the same reallocation procedure for forfeitures and interest described above will be followed; provided, however, that only those Group B Participants who are employed by the Company or a Subsidiary on the Participant Bonus Determination Date for Group A Participants and who are not Executive Officers on such date will be eligible to receive such reallocation of forfeitures.”

5.

Section 3.03(e) is hereby amended by changing all references to “Participant Bonus Determination Date” to “Participant Bonus Determination Date for Group A”.

6.

All provisions of this Trust Agreement shall be interpreted to give effect to the differences in the rights of the Group A Participants and the Group B Participants, including the fact that there are two Participant Bonus Determination Dates. References to “Participants” and “Participant Bonus Determination Date” shall be deemed to be preceded by the word “applicable” to the extent needed to implement such differences in the rights of the Group A Participants and the Group B Participants.

Except as provided herein, the provisions of the Trust Agreement shall remain in full force and effect. All references to the Trust Agreement shall be references to the Trust Agreement as amended by this Amendment No. 6.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment to the Trust Agreement to be effective as of the day and year first written above.

TRUSTEE	WEBMD HEALTH CORP.

/s/ Peter Anevski	/s/ David Schlanger
Peter Anevski	David Schlanger

/s/ Peter Anevski
Peter Anevski